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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form SB-2 of Community First, Inc. of our report dated January 23, 2003, on the consolidated financial statements of Community First, Inc. as of December 31, 2002 and for the year then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                          /s/ Crowe Chizek and Company LLC

Brentwood, Tennessee
October 28, 2003